Exhibit 99.1

PRESS RELEASE               UNIVISION COMMUNICATIONS INC.

Investor Contact:	Media Contact:
Diana Vesga	Stephanie Pillersdorf /Brooke Morganstein
Univision Communications Inc.	Sard Verbinnen & Co.
310-556-7695	212-687-8080

UNIVISION ANNOUNCES 2006 FOURTH QUARTER AND FULL YEAR RESULTS
33.1% Increase in Adjusted Net Income in 4th Quarter

32% Increase in Adjusted Diluted EPS to $0.33 from $0.25 in 4th Quarter

18.4% Increase in Adjusted Operating Income before Depreciation and Amortization in 4th Quarter

Univision Network Programming Attracts More Young Adults than ABC, NBC, CBS or Fox on

Nearly Half the Nights in the Quarter

Univision Radio Stations #1 Among All Stations in Los Angeles and Miami

LOS ANGELES, CA, February 9, 2007 – Univision Communications Inc. (NYSE: UVN), the leading Spanish-language media company in the United States, today announced financial results for the fourth quarter and full year ended December 31, 2006. For the fourth quarter, net revenue increased 6.5% to $546.9 million from $513.5 million in 2005. Adjusted operating income before depreciation and amortization(1) increased 18.4% to $226.3 million in 2006 from $191.1 million in 2005.  Adjusted net income (1) increased 33.1% to $111.8 million in 2006 from $84.0 million in 2005 and adjusted diluted earnings per share(1) increased 32.0% to $0.33 in 2006 from $0.25 in 2005.

Full year 2006 net revenue increased 11.0% to $2,166.7 million in 2006 from $1,952.5 million in 2005. Adjusted operating income before depreciation and amortization increased 19.2% to $803.5 million in 2006 from $674.1 million in 2005.  Adjusted net income increased 30.4% to $383.5 million in 2006 from $294.1 million in 2005 and adjusted diluted earnings per share increased 32.9% to $1.13 in 2006 from $0.85 in 2005.

The television business was the main driver of the financial results for the fourth quarter and full year 2006, generating net revenue growth of 8.4% and 18.0% and adjusted operating income before depreciation and amortization(1) growth of 19.6% and 28.3%, respectively.

The advertising-related businesses, which exclude the music business, grew fourth quarter 2006 net revenue by 9.3% to $512.8 million from $469.0 million in 2005 and adjusted operating income before depreciation and amortization(1) by 18.9% to $223.7 million from $188.1 million in 2005. Full year 2006 net revenue for the advertising-related businesses grew 16.0% to $2,025.6 million from $1,746.1 million in 2005 and adjusted operating income before depreciation and amortization grew 24.6% to $800.6 million from $642.6 million in 2005.

A. Jerrold Perenchio, Chairman and Chief Executive Officer, said, “Univision remains at the forefront of the Spanish-language media industry, bolstered by continuously strong ratings and solid financial performance in

(1)   Operating income before depreciation and amortization, net income and diluted earnings per share are presented on an adjusted basis.  See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

our television, radio and online businesses. Univision’s sustained success is a testament to the dedication and passion of our employees, partners, advertisers and audience – the U.S. Hispanic community.  This is truly an exciting time at Univision, as we prepare to embark on the next chapter in the Company’s history with the anticipated completion during the first quarter of 2007 of our previously announced sale.”

Ray Rodriguez, President and Chief Operating Officer, said, “The 2006 fourth quarter marked the close of another year of growth and success across Univision’s businesses. The Univision Network was the #5 network in the country in any language for the entire year and outranked at least one of the major English-language networks on nearly two out of every three nights among Adults 18-34.  TeleFutura saw another quarter of impressive audience increases, ranking as the #2 Spanish-language network in the competitive total day time period among Hispanic Adults 18-34.  Univision Radio achieved exceptional revenue growth in the quarter, while Univision Online continued to grow in every notable metric.”

Andrew W. Hobson, Senior Executive Vice President, Chief Financial Officer and Chief Strategic Officer, said, “Univision’s strong fourth quarter earnings were bolstered by solid growth in our advertising-related businesses, especially television and radio, which both outperformed their respective industries. The company grew its adjusted operating income before depreciation and amortization by 18.4%, led by our television business which delivered strong adjusted operating income before depreciation and amortization growth of 19.6% in the fourth quarter.”

The following tables set forth the Company’s unaudited financial performance for the three months and the year ended December 31, 2006 and 2005 by segment (in millions):

	Three Months Ended December 31,
	Net Revenues		Operating Income Before Depreciation and Amortization(2)
	2006	2005	Adjusted 2006	Adjusted 2005

Television	$399.4	$368.4	$176.0	$147.1
Radio	101.6	91.5	43.6	38.9
Music	34.1	44.5	2.6	3.0
Internet	11.8	9.1	4.1	2.1
Consolidated	$546.9	$513.5	$226.3	$191.1

	Year Ended December 31,
	Net Revenues		Operating Income Before Depreciation and Amortization(2)
	2006	2005	Adjusted 2006	Adjusted 2005

Television	$1,605.7	$1,360.7	$641.8	$500.1
Radio	381.6	359.1	149.0	141.3
Music	141.1	206.4	2.9	31.5
Internet	38.3	26.3	9.8	1.2
Consolidated	$2,166.7	$1,952.5	$803.5	$674.1

(2)   Operating income before depreciation and amortization, net income and diluted earnings per share are presented on an adjusted basis.  See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the fourth quarter 2006, as measured by Nielsen’s National Television Index (NTI).

	Total U.S. Primetime Network Audience Statistics
	4th Quarter 2006
Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	NBC	1,892	4,495
2	ABC	1,886	4,596
3	FOX	1,740	3,731
4	CBS	1,599	4,593
5	UNIVISION	1,081	1,917
6	CW	984	1,737
7	ESPN	718	1,549
8	USA	539	1,150
9	TBSC	496	957
10	ADSM	425	572

Source: NTI, 09/25/06-12/31/06.

Primetime defined as M-Sa 8-11p, Su 7-11p.

*By Adults 18-34

The 2006 fourth quarter marked the Univision Network’s first full year as the #5 network in the country in primetime among all Adults 18-34, 18-49 and Total Viewers 2+ as measured by Nielsen’s NTI.  On nearly one out of every two nights of the fourth quarter, Univision attracted more total Adult viewers 18-34 than ABC, CBS, NBC or FOX. During the highly competitive 8:00-9:00 p.m. hour, “La Fea Más Bella” (“The Prettiest Ugly Girl”) made Univision the #3 network in the country among all Adults 18-34.  Over the course of the fourth quarter, Univision increased its primetime viewership 6% among Adults 18-34 and 5% among Adults 18-49.

Univision’s broadcast of the 7th Annual Latin GRAMMY® Awards in November reached 11.3 million total viewers and was the #3 network of the night among Teens 12-17 and Adults 18-24 and the #4 network among Adults 18-34 and 18-49.  The 2006 broadcast was the second most-watched Latin GRAMMY® telecast among Adults 18-49 and Persons 2+, attracting more than a half million more viewers than last year’s broadcast.

Locally, during the 2006 November Sweeps, Univision stations were ranked as the #1 station in any language in primetime among all Adults 18-49 in Los Angeles, Houston, Fresno and Bakersfield, and among all Adults 18-34 in Los Angeles, Houston, and Fresno. In total day, Univision stations were ranked as the #1 station in any language in Los Angeles Miami (tie), Houston and Fresno among all Adults 18-49 and in Los Angeles, Miami, Houston, Dallas (tie), San Francisco (tie), Sacramento and Fresno among all Adults 18-34.

TeleFutura Network

The TeleFutura Network continued its trajectory of ratings success, delivering a record-breaking performance in primetime among Adults 18-49 in the fourth quarter. TeleFutura increased its primetime viewership 44% among both Adults 18-49 and 18-34, compared to fourth quarter last year.  TeleFutura also saw notable gains in total day, increasing viewership 23% among Adults 18-49 and 30% among Adults 18-34.  In the fourth quarter, TeleFutura was the #2 Spanish-language network, behind only Univision and outdelivering Telemundo, in the key time period of total day, in addition to early morning, daytime, late fringe, weekend daytime and weekend primetime among Adults 18-34. More recently, during the month of January 2007, TeleFutura overtook Telemundo to become the nation’s #2 Spanish-language network in primetime and total day among Adults 18-34.

Locally, during the November 2006 Sweeps, TeleFutura stations were ranked as the #2 station in primetime, among Hispanic Adults 18-49, behind only Univision and outdelivering Telemundo, in Los Angeles, Chicago, Dallas, San Francisco and Fresno, and among Hispanic Adults 18-34 in  Los Angeles, Chicago, San Francisco, Sacramento (tie) and Fresno.  In total day, TeleFutura was the #2 station among Hispanic Adults 18-49 and 18-34 in Los Angeles, Chicago, Dallas, Houston, San Francisco, Fresno and Tucson.

Galavisión Network

Galavisión remained the #1 cable network among Hispanics during the fourth quarter and all of 2006, attracting more Hispanic viewers 18-49 in primetime than any other cable network, regardless of language.  In total day, Galavisión’s viewership reached all-time high quarterly audience levels, increasing 22% among Adults 18-49 and 14% among Adults 18-34 compared to fourth quarter last year.  Galavisión’s fourth quarter Adult 18-49 audience was three times the combined audience of all other measured Spanish-language cable networks in total day, and two times the combined audience of all other measured Spanish-language cable networks in primetime. In addition, the Galavisión Network also reached a record-high distribution level in the fourth quarter, now reaching 7.4 million Hispanic cable homes.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 11.0% in the 2006 fourth quarter, out-performing the industry, which increased 3%, as reported by the Radio Advertising Bureau.  In the 2006 Arbitron fall book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth among Adults 18-34 and Adults 25-54 in key markets.  In Los Angeles, KLVE and KSCA once again ranked as the #1 and #2 stations in the market, respectively, among all Adults 25-54 (Hispanic and Non-Hispanic), while cluster share increased 6% among Adults 25-54 and 12% among Adults 18-34. Univision Radio stations in Miami increased Adults 18-34 and Adults 25-54 audience share 15% and 30%, respectively, with WAMR claiming the #1 spot in the market among all Adults 25-54. Univision Radio’s cluster share in Chicago increased 21% among Adults 25-54 over the same period last year, with flagship station WOJO soaring to #2 among all stations.  In San Francisco, Houston, Dallas, and San Diego, markets that have recently attracted new Spanish-language competition, Univision Radio increased Adult 25-54 audience share at least 20% over the same rating period in 2005.

MUSIC HIGHLIGHTS

Univision Music Group maintained its place as the leader of the U.S. Latin music industry, with an average of 31 of the top 100 Latin album titles sold during the 2006 fourth quarter, according to Nielsen Soundscan.  During the quarter, Univision Music Group completed its acquisition of the remaining 50% of Mexico-based Disa Records.  In addition, Univision Music Group artists were the recipients of three awards at the 7th Annual Latin GRAMMY® Awards.  During the fourth quarter, there were indications that the U.S. Latin Music Industry began to stabilize, including fewer customer returns experienced by Univision Music Group than in the previous three quarters.

INTERNET HIGHLIGHTS

Univision Online achieved another quarter of impressive growth, increasing page impressions by 26% and unique visits by 45% compared to the fourth quarter last year. During the 2006 fourth quarter, Univision Online launched its first interactive advertising resource – an online media kit – to provide easy access to case studies and research to help advertisers understand the ways to reach the Hispanic consumer through online and mobile advertising.

NO EARNINGS CALL AND WEBCAST, NO EARNINGS GUIDANCE

As a result of Univision Communications’ agreement to be acquired for cash by an investor group including Madison Dearborn Partners, Providence Equity Partners, Saban Capital Group, Texas Pacific Group, and Thomas H. Lee Partners, the Company will not conduct a fourth quarter earnings conference call or webcast.   Furthermore, the Company does not intend to provide earnings guidance during the pendency of the proposed acquisition.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States.  Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 87% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision and TeleFutura Television Groups, which own and operate 63 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 69 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com.  Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.8% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications is headquartered in Los Angeles with television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.  For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include cancellations or reductions in advertising; regional downturns in economic conditions in those areas where our principal television and radio stations are located; changes in the rules and regulations of the FCC; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; unanticipated interruptions in our broadcasting for any reason, including acts of terrorism; write-downs of the carrying value of assets due to impairment; failure to achieve profitability, growth or anticipated cash flows from acquisitions; and delay or failure to close the proposed acquisition. Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION, ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE TO NET INCOME AND DILUTED EARNINGS PER SHARE

The Company uses the key indicator of adjusted operating income before depreciation and amortization primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. Operating income before depreciation and amortization, which is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on an adjusted basis to exclude Televisa payments under protest and other license fee overcharges, Televisa litigation costs, strategic alternative costs, stock-based compensation expense related to SFAS No. 123R Accounting For Stock-Based Compensation, cost reduction plan charges and an asset impairment charge.  Adjusted net income and adjusted diluted earnings per share are used by management to evaluate financial performance without the effect of these charges, the nontemporary decline in fair value of investments, the gain from the sale of 7.2 million shares of Entravision stock and a tax benefit realized from the reversal of the valuation allowance relating to the nontemporary decline in the fair value of the Entravision and St. Louis/Denver LLC investments.

Adjusted operating income before depreciation and amortization, adjusted net income and adjusted diluted earnings per share are not, and should not be used as, indicators of or alternatives to operating income, net income, diluted earnings per share or cash flow as reflected in the consolidated financial statements, they are not measures of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as substitutes for measures of performance prepared in accordance with GAAP.  Since the definitions of adjusted operating income before depreciation and amortization, adjusted net income and adjusted diluted earnings per share may vary among companies and industries they should not be used as measures of performance among companies.

The tables below set forth a reconciliation of adjusted operating income before depreciation and amortization to operating income for each segment and consolidated net income, which are the most directly comparable GAAP financial measures.

Also, information reconciling adjusted net income and adjusted diluted earnings per share to net income and diluted earnings per share, which are the most directly comparable GAAP financial measures, are presented.

Unaudited In millions	Three Months Ended December 31, 2006
	Consolidated	Television	Radio	Music	Internet
Adjusted operating income before depreciation and amortization	$226.3	$176.0	$43.6	$2.6	$4.1
Depreciation and amortization	22.2	17.0	2.9	1.8	0.5
Stock compensation expense	3.3	2.4	0.8	—	0.1
Televisa payments under protest and other license fee overcharges	1.8	1.8	—	—	—
Televisa litigation costs	3.7	3.7	—	—	—
Strategic alternative costs	2.1	2.0	0.1	—	—
Operating income	$193.2	$149.1	$39.8	$0.8	$3.5

Unaudited In millions, except share and per share data	Three Months Ended December 31, 2006
	As Reported	Adjustments		Adjusted
Operating income	$193.2	$10.9	(3)	$204.1
Other (income) expense:
Interest expense, net	18.5	—		18.5
Amortization of deferred financing costs	0.5	—		0.5
Stock dividend	(0.5)	—		(0.5)
Equity income in unconsolidated subsidiaries and other	(0.7)	—		(0.7)
Nontemporary decline in fair value of investment	5.2	(5.2)		—
Noncontrolling interest in variable interest entity	0.3	—		0.3
Income before taxes	169.9	16.1		186.0
Provision for income taxes	70.2	4.0	(4)	74.2
Net income	$99.7	$12.1		$111.8

Diluted earnings per share	$0.29	$0.04		$0.33
Weighted average common shares outstanding	340,441,118	340,441,118		340,441,118

Unaudited In millions	Three Months Ended December 31, 2005
	Consolidated	Television	Radio	Music	Internet
Adjusted operating income before depreciation and amortization	$191.1	$147.1	$38.9	$3.0	$2.1
Depreciation and amortization	23.4	17.1	2.8	3.0	0.5
Cost reduction	30.3	30.0	0.1	—	0.2
Televisa payments under protest and other license fee overcharges	6.6	6.6	—	—	—
Televisa litigation costs	0.9	0.9	—	—	—
Operating income	$129.9	$92.5	$36.0	$—	$1.4

Unaudited In millions, except share and per share data	Three Months Ended December 31, 2005
	As Reported	Adjustments		Adjusted
Operating income	$129.9	$37.8	(5)	$167.7
Interest expense, net	23.6			23.6
Amortization of deferred financing costs	0.8			0.8
Stock dividend	(0.5)			(0.5)
Equity income in unconsolidated subsidiaries and other	(0.2)			(0.2)
Nontemporary decline in fair value of investment	33.6	(33.6)		—
Noncontrolling interest in variable interest entities	2.2			2.2
Income before taxes	70.4	71.4		141.8
Provision for income taxes	43.0	14.8	(4)	57.8
Net income	$27.4	$56.6		$84.0

Diluted earnings per share	$0.08	$0.17		$0.25
Weighted average common shares outstanding	334,665,430	334,665,430		334,665,430

(3)             For the three months ended December 31, 2006, the Company incurred charges of $2.1 million for strategic alternative costs, $1.8 million for Televisa payments under protest and other license fee overcharges, $3.7 million for Televisa litigation costs and $3.3 million for stock-based compensation expense related to SFAS No. 123R.

(4)             The adjustments reflect the tax impact of the pretax adjustments.

(5)             For the three months ended December 31, 2005, the Company incurred charges of $30.3 million for cost reduction, $6.6 million for Televisa payments under protest and other license fee overcharges and $0.9 million for Televisa litigation costs.

Unaudited In millions	Year Ended December 31, 2006
	Consolidated	Television	Radio	Music	Internet
Adjusted operating income before depreciation and amortization	$803.5	$641.8	$149.0	$2.9	$9.8
Depreciation and amortization	90.8	68.5	12.3	7.9	2.1
Stock compensation expense	12.7	8.9	3.4	0.1	0.3
Asset impairment charge	1.6	—	1.6	—	—
Televisa payments under protest and other license fee overcharges	9.4	9.4	—	—	—
Televisa litigation costs	9.3	9.3	—	—	—
Strategic alternative costs	13.3	13.1	0.2	—	—
Operating income (loss)	$666.4	$532.6	$131.5	$(5.1)	$7.4

Unaudited In millions, except share and per share data	Year Ended December 31, 2006
	As Reported	Adjustments		Adjusted
Operating income	$666.4	$46.3	(6)	$712.7
Other (income) expense:
Interest expense, net	88.1	—		88.1
Amortization of deferred financing costs	2.6	—		2.6
Stock dividend	(1.8)	—		(1.8)
Equity income in unconsolidated subsidiaries and other	(2.6)	—		(2.6)
Nontemporary decline in fair value of investment	5.2	(5.2)		—
Gain on sales of Entravision stock	(1.4)	1.4	(7)	—
Noncontrolling interest in variable interest entity	0.9	0.2		1.1
Income before taxes	575.4	49.9		625.3
Provision for income taxes	226.2	15.6	(8)	241.8
Net income	$349.2	$34.3		$383.5

Diluted earnings per share	$1.03	$0.10		$1.13
Weighted average common shares outstanding	338,865,557	338,865,557		338,865,557

(6)             For the year ended December 31, 2006, the Company incurred charges of $9.4 million for Televisa payments under protest and other license fee overcharges, $9.3 million for Televisa litigation costs, $13.3 million for strategic alternative costs, $12.7 million for stock-based compensation expense related to SFAS No. 123R and $1.6 million for an asset impairment charge.

(7)             The Company recognized a gain of $1.4 million from the sale of 7.2 million shares of Entravision stock for the year ended December 31, 2006.

(8)             The adjustments reflect the tax impact of the pretax adjustments.

Unaudited In millions	Year Ended December 31, 2005
	Consolidated	Television	Radio	Music	Internet
Adjusted operating income before depreciation and amortization	$674.1	$500.1	$141.3	$31.5	$1.2
Depreciation and amortization	93.2	66.9	11.6	12.9	1.8
Cost reduction plan	30.3	30.0	0.1	—	0.2
Televisa payments under protest and other license fee overcharges	9.6	9.6	—	—	—
Televisa litigation costs	1.2	1.2	—	—	—
Operating income (loss)	$539.8	$392.4	$129.6	$18.6	$(0.8)

Unaudited In millions, except share and per share data	Year Ended December 31, 2005
	As Reported	Adjustments		Adjusted
Operating income	$539.8	$41.1	(9)	$580.9
Other (income) expense:
Interest expense, net	84.0	—		84.0
Amortization of deferred financing costs	3.3	—		3.3
Stock dividend	(1.8)	—		(1.8)
Equity income in unconsolidated subsidiaries and other	(0.9)	—		(0.9)
Nontemporary decline in fair value of investment	81.9	(81.9)		—
Noncontrolling interest in variable interest entities	4.1	—		4.1
Income before taxes	369.2	123.0		492.2
Provision for income taxes	182.0	16.1	(10)	198.1
Net income	$187.2	$106.9		$294.1

Diluted earnings per share	$0.54	$0.31		$0.85
Weighted average common shares outstanding	344,445,842	344,445,842		344,445,842

(9)             For the year ended December 31, 2005, the Company incurred charges of $30.3 million for cost reduction, $9.6 million for Televisa payments under protest and other license fee overcharges and $1.2 million for Televisa litigation costs.

(10)       The adjustments reflect the tax impact of the pretax adjustments.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006 (11)	2005	2006 (11)	2005
	(Unaudited)	(Unaudited)
Net revenues:
Television, radio and Internet services	$512.8	$469.0	$2,025.6	$1,746.1
Music products and publishing	34.1	44.5	141.1	206.4
Total net revenues	546.9	513.5	2,166.7	1,952.5

Direct operating expenses of television, radio and Internet services	165.7	163.1	720.0	614.6
Direct operating expenses of music products and publishing	20.7	23.5	89.8	115.3
Total direct operating expenses (excluding depreciation and amortization)	186.4	186.6	809.8	729.9
Selling, general and administrative expenses (excluding depreciation and amortization)	145.1	143.3	599.7	559.3
Cost reduction plan	—	30.3	—	30.3
Depreciation and amortization	22.2	23.4	90.8	93.2
Operating expenses	353.7	383.6	1,500.3	1,412.7
Operating income	193.2	129.9	666.4	539.8
Other expense (income):
Interest expense, net	18.5	23.6	88.1	84.0
Amortization of deferred financing costs	0.5	0.8	2.6	3.3
Stock dividend	(0.5)	(0.5)	(1.8)	(1.8)
Equity income in unconsolidated subsidiaries and other	(0.7)	(0.2)	(2.6)	(0.9)
Gain on sales of Entravision stock	—	—	(1.4)	—
Nontemporary decline in fair value of investments	5.2	33.6	5.2	81.9
Noncontrolling interest of variable interest entities	0.3	2.2	0.9	4.1
Income before taxes	169.9	70.4	575.4	369.2
Provision for income taxes	70.2	43.0	226.2	182.0
Net income	$99.7	$27.4	$349.2	$187.2

Net income per common share:
Basic	$0.32	$0.09	$1.14	$0.59
Diluted	$0.29	$0.08	$1.03	$0.54

Weighted average common shares outstanding:
Basic	308,103,930	305,393,588	306,377,333	315,223,555
Diluted	340,441,118	334,665,430	338,865,557	344,445,842

(11)       The 2006 financial information includes a charge for Televisa payments under protest and other license fee overcharges, Televisa litigation costs, strategic alternative costs, stock-based compensation expense related to SFAS No. 123R, an asset impairment charge, a nontemporary decline in fair value of investment, a gain from the sale of 7.2 million shares of Entravision stock and a tax benefit realized from the reversal of a portion of the valuation allowance relating to the non temporary decline in the fair value of the Entravision investment.

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	December 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$103.5	$99.4
Accounts receivable, net	454.1	395.5
Program rights	27.3	29.9
Income taxes	—	3.2
Deferred tax assets	25.3	23.1
Prepaid expenses and other	53.7	82.5
Total current assets	663.9	633.6

Property and equipment, net	593.8	563.9
Intangible assets, net	4,337.4	4,271.6
Goodwill	2,308.1	2,231.2
Deferred financing costs, net	5.5	7.1
Program rights	17.4	26.0
Investments in equity method investees	50.2	55.1
Investments in cost method investees	161.4	300.4
Other assets	28.7	39.4
Total assets	$8,166.4	$8,128.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$216.6	$283.5
Income taxes	8.8	—
Accrued interest	22.4	25.7
Accrued license fees	17.9	20.5
Program rights obligations	15.7	15.8
Current portion of long-term debt and capital lease obligations	202.3	564.0
Total current liabilities	483.7	909.5

Long-term debt	922.2	935.5
Capital lease obligations	47.4	33.8
Program rights obligations	13.9	20.9
Deferred tax liabilities	1,083.1	1,019.8
Other long-term liabilities	54.6	60.0
Total liabilities	2,604.9	2,979.5

Noncontrolling interest of variable interest entity	—	57.9

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 1,040,000,000 shares authorized; 309,943,277 shares issued and 309,533,633 shares outstanding in 2006 and 304,982,531 shares issued and outstanding in 2005	3.1	3.0
Paid-in-capital	4,268.9	4,133.9
Deferred compensation	—	(1.3)
Retained earnings	1,305.7	956.5
Accumulated other comprehensive losses	(1.7)	(1.2)
	5,576.0	5,090.9
Treasury stock, at cost, 409,644 shares at December 31, 2006	(14.5)	—
Total stockholders’ equity	5,561.5	5,090.9
Total liabilities and stockholders’ equity	$8,166.4	$8,128.3

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$349.2	$187.2
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	81.6	79.1
Amortization of intangible assets and deferred financing costs	11.7	17.4
Deferred income taxes	64.0	56.5
Stock dividend	(1.8)	(1.8)
Noncontrolling interest of variable interest entities	0.9	4.1
Equity income in unconsolidated subsidiaries	(2.3)	(0.9)
Nontemporary decline in fair value of investments	5.2	81.9
Loss (gain) on sale of property and equipment	0.6	(1.5)
Gain on sales of Entravision stock	(1.4)	—
Share-based compensation	12.7	—
Earnings distribution from equity investments	0.4	(5.5)
Other non-cash items	1.2	1.5
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	(57.6)	(63.4)
Program rights	11.0	15.5
Income taxes receivable	3.2	—
Deferred tax assets	(6.0)	—
Prepaid expenses and other	32.5	(3.3)
Accounts payable and accrued liabilities	(56.1)	37.3
Income taxes payable	13.0	1.6
Income tax benefit from share-based awards	—	4.2
Accrued interest	(3.2)	2.5
Accrued license fees	(2.7)	6.9
Program rights obligations	(7.2)	(12.4)
Other, net	(7.8)	2.8
Net cash provided by operating activities	441.1	409.7

Cash flows from investing activities:
Acquisitions, net of acquired cash	(123.4)	(221.8)
Proceeds from sales of Entravision stock	52.7	—
Capital expenditures	(80.5)	(102.6)
Distributions to Disa partner	(4.8)	(1.1)
Proceeds from sale of property and equipment	0.1	5.2
Other, net	—	0.2
Net cash used in investing activities	(155.9)	(320.1)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	550.0	492.0
Repayment of long-term debt	(938.9)	(182.7)
Purchases of treasury shares	(14.5)	(500.0)
Proceeds from stock options exercised	91.6	10.6
Income tax benefit from share-based awards	32.1	—
Deferred financing costs	(1.4)	—
Net cash used in financing activities	(281.1)	(180.1)

Net increase (decrease) in cash	4.1	(90.5)
Cash and cash equivalents, beginning of year	99.4	189.9
Cash and cash equivalents, end of year	$103.5	$99.4

Supplemental disclosure of cash flow information:
Interest paid	$79.4	$71.5
Income taxes paid	$120.7	$117.0